Exhibit 10.15

SUBSCRIPTION AGREEMENT

JAKROO INC.

1.	SUBSCRIPTION.

Subject to the terms and conditions hereinafter set forth, the undersigned purchaser (the “Purchaser”) hereby subscribes for and agrees to purchase 1,067,000 shares (the “Shares”) of common stock, par value $0.001 per share, of Jakroo Inc., a Nevada corporation (the “Company”), and agrees to contribute to the Company a cash amount of $0.001 per share or total cash consideration of $1,067.00 (the “Purchase Price”), payable upon execution and delivery of this agreement in immediately available funds to an account designated by the Company.

2.	REPRESENTATIONS AND WARRANTIES. The Purchaser hereby represents to the Company as follows:

(a)        The Purchaser recognizes that the purchase of the Shares is extremely speculative and involves a high degree of risk. Such risks include, among others: (i) the Company’s present lack of operations or assets; (ii) limited liquidity of Purchaser's Shares; (iii) limited transferability of the Shares; and (iv) the potential for sustaining a loss, including a loss of its entire investment in the Shares. Purchaser is capable of bearing the economic impact of such loss.

(b)       The Purchaser has been advised of and acknowledges that (i) there is currently no market for the Shares being purchased herein, and no assurances can be given that any market will develop; and (ii) the Purchaser may not be able to liquidate this investment.

(c)       The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Company.

(d)       The Purchaser has been furnished by the Company during the course of Purchaser’s evaluation of an investment in the Shares with all information regarding the Company which the Purchaser has requested or desired to know and that the Purchaser has had access to all material information concerning the Company and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers and/or other representatives of the Company and any additional information which the Purchaser had requested.

(e)        The Purchaser hereby acknowledges that the Purchaser has been advised that the offer of the Shares by the Company has not been registered with, or reviewed by, the Securities and Exchange Commission (the “SEC”) because such offer is intended to be a non-public offering pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or applicable regulations thereunder. The Purchaser represents that the Shares are being purchased for the Purchaser's own account, for investment purposes only and not with a view towards distribution or resale to others. The Purchaser agrees that the Purchaser will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Shares unless they are registered under the Securities Act or unless in the opinion of counsel satisfactory to the Company an exemption from such registration is available. The Purchaser understands and agrees that the following restriction and limitation is applicable to the Purchaser's investment in the Shares pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder (“Regulation D”) and that certificates evidencing the Shares will bear the following restrictive legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

(f)        The Purchaser is not acquiring the Shares as a result of any form of general solicitation or general advertising as those terms are used in Regulation D, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or Internet or any seminar or meeting where the Purchaser was invited by general solicitation or general advertising.

(g)        The execution, delivery and performance by the Purchaser of the Subscription Agreement are within the powers of the Purchaser, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Purchaser is a party or by which the Purchaser is bound. The signatures on the Subscription Agreement are genuine; the Purchaser has legal competence and capacity to execute the same and the Subscription Agreement constitutes the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms.

(f)       The Purchaser is an “accredited investor” within the meaning of the Regulation D.

The foregoing representations and warranties are true and accurate as of the date hereof and shall survive the issuance and delivery of the Shares. If, in any respect, those representations and warranties shall not be true and accurate prior to delivery of the payment pursuant to Paragraph 1, the undersigned shall immediately give written notice to the Company specifying which representations and warranties are not true and accurate and the reason therefor. It is specifically understood and agreed by the Purchaser that neither the Company nor its officers or directors has made, nor by this Subscription Agreement shall be construed to make, directly or indirectly, explicitly or by implication, any representation, warranty, projection, assumption, promise, covenant, opinion, recommendation or other statement of any kind or nature with respect to the anticipated operations, investment returns, cash flows, profits or losses of the Company.

3.	MISCELLANEOUS.

(a)        This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

(b)        This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any kind and every nature among them.

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(c)        This Subscription Agreement shall be governed by the laws of the state of Nevada exclusive of its conflict of laws provisions.

(d)       This Subscription Agreement may be executed in counterparts, all of which taken together shall constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the original or the same counterpart. Delivery between the parties hereto of a counterpart by facsimile or other electronic transmission shall not in any way impair the validity of such counterpart, and any counterpart so delivered shall be valid and binding as if an original.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the day set forth below.

Custom Apparel Limited

By:	/s/ Li Wen	Tax ID Number
Name: Li Wen
Title: Director

April 22, 2016	Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands
Date	Address

ACCEPTED AND AGREED:

JAKROO INC.

By:	/s/ Weidong Du
Name: Weidong Du
Title: President

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